QuickLinks -- Click here to rapidly navigate through this document

Exhibit 11.1

AVAX Technologies, Inc.
Computation of Earnings (Loss) Per Share 10K

Month of Issuance For F/S Purposes	Number of Shares	Months O/S Each Given Year	Three Months Ended 9/30/00	Three Months Ended 9/30/01	Nine Months Ended 9/30/00	Nine Months Ended 9/30/01
January '90	582,500		582,500	582,500	582,500	582,500
August '91	230,000		230,000	230,000	230,000	230,000
June '92	287,098		287,098	287,098	287,098	287,098
July '93	7,358
November '93	1,359

	8,717		8,717	8,717	8,717	8,717

July '94	3,750		3,750	3,750	3,750	3,750
April '95	(111,330)
May '95	(196,618)
September '95	402,490
November '95	1,374,728

	1,469,270		1,469,270	1,469,270	1,469,270	1,469,270

March '96	(77,901)
May & June '96	321,875
May & June '96	129,099
June '96	9,875
July '96	146,875

	529,823		529,823	529,823	529,823	529,823

June '97	407,093
July, August & Sept '97	661,901
Oct, Nov & Dec '97	402,153

	1,471,147		1,471,147	1,471,147	1,471,147	1,471,147

Jan, Feb & March '98	285,832		285,832	285,832	285,832	285,832
April, May & June '98	353,236		353,236	353,236	353,236	353,236
July, Aug & Sept	4,319,243		4,319,243	4,319,243	4,319,243	4,319,243
Oct., Nov. & Dec '98	466,503		466,503	466,503	466,503	466,503

	5,424,814

Jan, Feb & March '99	305,570		305,570	305,570	305,570	305,570
April, May & June '99	442,897		442,897	442,897	442,897	442,897
July, Aug & Sept '99	165,648		165,648	165,648	165,648	165,648
Oct., Nov. & Dec '99	119,056		119,056	119,056	119,056	119,056
Sept '99 Warrant Exercise Share	37,500		37,500	37,500	37,500	37,500

	1,070,671

Jan, Feb & March '00	4,438,439		4,438,439	4,438,439	3,698,699	4,438,439
April, May & June '00	6,068		6,068	6,068	3,034	6,068
July, August & September '00	1,019,324		509,662	1,019,324	169,887	1,019,324

	5,463,831

Weighted Average Shares			16,031,959	16,541,621	14,949,410	16,541,621

Net Income (Loss) Attributable to Common Stockholders			(5,457,368)	(3,060,998)	(10,111,187)	(8,846,965)
Net Income (Loss) Per Share			(0.34)	(0.19)	(0.68)	(0.53)

QuickLinks

  Exhibit 11.1